Exhibit 99.1

Monte Rosa Therapeutics Announces Second Quarter 2026 Financial Results and Business Updates

Completed enrollment and dosing for GFORCE-1 study of MRT-8102 in subjects with elevated cardiovascular disease (CVD) risk; readout anticipated in H2 2026

Company expects to initiate multiple MRT-8102 Phase 2 studies, including in patients with elevated atherosclerotic risk and cardiometabolic syndrome in H2 2026, in patients with gout flares in Q4 2026/Q1 2027, and in patients with moderate to severe hidradenitis suppurativa in H1 2027

MODeFIRe-1 Phase 2 study of MRT-2359 activated, in combination with apalutamide in metastatic castration-resistant prostate cancer patients (mCRPC) with androgen receptor (AR) mutations

Phase 2a/b clinical trial for VAV1-directed MGD MRT-6160 (DDY391) activated in participants with Sjögren’s disease; study to be conducted by Novartis under global exclusive development and commercialization license agreement

Strong balance sheet with cash, cash equivalents, restricted cash, and marketable securities of

$626.0 million, expected to support operations into 2029

BOSTON, Mass., August 6, 2026 – Monte Rosa Therapeutics, Inc. (Nasdaq: GLUE), a clinical-stage biotechnology company developing novel molecular glue degrader (MGD)-based medicines, today reported business highlights and financial results for the second quarter ended June 30, 2026.

“We’re tremendously proud of our progress to date in 2026, defined by strong execution across our clinical-stage portfolio, with two Phase 2 trials activated and additional trials expected across our programs,” said Markus Warmuth, M.D., Chief Executive Officer of Monte Rosa Therapeutics. “Importantly, for our VAV1 program, Novartis recently activated a Phase 2 study evaluating MRT-6160 (DDY391) in individuals with Sjögren’s disease, representing an important step forward for this program and established collaboration. We look forward to additional Phase 2 study activations expected as part of a broader development effort to evaluate the potential of MRT-6160 across other immune-mediated diseases. In addition, the Phase 2 study of MRT-2359 in combination with apalutamide in mCRPC patients with AR mutations is now activated, and we expect to enroll our first patients imminently, positioning us to validate the strong signals of clinical activity we observed in this patient population in our Phase 1/2 trial. We will update data from the initial Phase 1/2 arm exploring MRT-2359 in advanced CRPC by the end of the year.”

Dr. Warmuth continued: “Moving forward, we expect a catalyst-rich second half of 2026, including data from our GFORCE-1 study of MRT-8102 in subjects with elevated cardiovascular disease risk, the study having been fully enrolled in June. With these data, we look forward to deepening our understanding of MRT-8102’s clinical activity across multiple dose levels and its impact on inflammatory and cardiometabolic biomarker endpoints. In particular, we will present data on levels of damage-associated molecular patterns (DAMPs) such as calprotectin that promote local inflammation, atherosclerotic plaque instability, and rupture of plaques in individuals with ASCVD – processes not adequately addressed by IL-1/IL-6 antibodies

– as well as pathologic cytokines and C-reactive protein (CRP), a well-established pharmacodynamic marker. Over the next 9 to 12 months, we expect to initiate three MRT-8102 Phase 2 studies, including our Phase 2b study, GFORCE-2, later this year, which will inform the potential of MRT-8102 to modulate key parameters of metabolic and atherosclerotic risk, liver inflammation and anemia of inflammation through both primary and secondary study endpoints, as well as GEMINI-1, our study to explore the potential of MRT-8102 to prevent recurrent gout flares following management of acute flares. In summary, we continue to be impressed by the potential of MRT-8102 to address sterile inflammation in a variety of disorders with high unmet medical need, and we continue to explore multiple promising development opportunities in that space.”

RECENT HIGHLIGHTS

MRT-8102, NEK7-directed MGD for inflammatory diseases driven by the NLRP3 inflammasome and IL-1

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Enrollment and dosing have been completed for all subjects participating in the GFORCE-1 Phase 1 study of MRT-8102 in individuals with elevated cardiovascular disease (CVD) risk (NCT07119125). The GFORCE-1 study explored multiple dose levels in a 4-week treatment regimen and 4 weeks of safety follow-up to accelerate dose selection and development in multiple indications, including in atherosclerotic cardiovascular disease (ASCVD), gout, and hidradenitis suppurativa, with an anticipated readout in H2 2026. Based on data reported in January, in subjects with elevated CVD risk, MRT-8102 demonstrated rapid and durable reductions in systemic inflammation, including an 85% median reduction of CRP levels after four weeks of treatment. Additional biomarker data, including impact on calprotectin, an independent risk factor for ASCVD, will be reported.
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Monte Rosa expects to initiate multiple Phase 2 studies of MRT-8102 in indications with high unmet need and strong biologic rationale for targeting the NLRP3/IL-1 pathway:
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A Phase 2b study (GFORCE-2) of MRT-8102 in patients with elevated atherosclerotic risk and cardiometabolic syndrome is expected to initiate in H2 2026 to evaluate the effect of MRT-8102 treatment for 12 weeks (plus open-label extension) on multiple primary and secondary endpoints including key parameters of CVD and metabolic risk, liver inflammation, and anemia of inflammation.
•
A Phase 2 study (GEMINI-1) of MRT-8102 in patients with gout is expected to initiate in Q4 2026 or Q1 2027. The study will investigate prevention of flare recurrence post management of acute flares with MRT-8102.
•
A Phase 2 study (GALAXY-1) of MRT-8102 in patients with moderate to severe hidradenitis suppurativa is expected to initiate in H1 2027.

MRT-6160, VAV1-directed MGD for immune-mediated conditions

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Monte Rosa’s collaborator Novartis has activated a Phase 2 clinical study for the VAV1-directed MGD MRT-6160 (DDY391) in people living with Sjögren’s disease. Monte Rosa expects to receive a milestone payment upon the first patient visit in the Phase 2 clinical study. More information about the study, “A Phase 2a/b Study to Assess the Efficacy, Safety and Tolerability of DDY391 in Participants With Sjögren's Disease,” can be found at ClinicalTrials.gov, study identifier NCT07737743.
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Monte Rosa expects additional Phase 2 study activations as part of a broader development effort to evaluate the potential of MRT-6160 (DDY391) across immune-mediated diseases; Monte Rosa is eligible for additional Phase 2 milestones in conjunction with these study initiations.
•
Monte Rosa has a global exclusive development and commercialization license agreement with Novartis to advance VAV1-directed MGDs, including MRT-6160 (DDY391). Monte Rosa is eligible to receive up to $2.1 billion in development, regulatory, and sales milestones, beginning upon initiation of Phase 2 studies. Novartis is responsible for conducting and funding Phase 2 studies. Monte Rosa will co-fund any Phase 3 clinical development and will share 30% of any profits and losses associated with the manufacturing and commercialization of MRT-6160 in the U.S., and is also eligible for tiered royalties on ex-U.S. net sales.

MRT-2359, GSPT1-directed MGD for metastatic CRPC

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Monte Rosa has activated the MODeFIRe-1 Phase 2 study of MRT-2359. The study will include up to 25 patients to efficiently assess the efficacy of MRT-2359 in combination with the second-generation AR inhibitor apalutamide in mCRPC patients with AR mutations, with potential to expand the study into additional patient subsets. Monte Rosa has a clinical supply agreement with Johnson & Johnson to support the Phase 2 trial evaluating MRT-2359 in combination with apalutamide.
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More information about the study, “MODeFIRe-1 (Molecular Degrader for Inhibitor Resistance): A Phase 2, Open-Label, Multicenter Study of Oral MRT-2359 in Combination with Apalutamide in Patients with Castration-Resistant Prostate Cancer,” can be found at ClinicalTrials.gov, study identifier: NCT07745361.
•
Enrollment in the initial Phase 1/2 study expansion arm, in patients with advanced CRPC, has been completed. A total of 6 patients with AR mutation were enrolled and treated with MRT-2359 in combination with enzalutamide. Monte Rosa plans to provide an update on this patient subset by the end of the year. Interim data were presented at the ASCO Genitourinary Cancers Symposium (ASCO GU) in February.

Cyclin E1 and CDK2-directed MGD programs for solid tumors

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Monte Rosa expects to submit an IND application for its cyclin E1 (CCNE1)-directed molecular glue degrader program in 2027.
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Monte Rosa continues to advance its CDK2-directed MGD program for the treatment of ER+ breast cancer toward clinical development.

ANTICIPATED UPCOMING MILESTONES AND DEVELOPMENT PRIORITIES

Immunology and inflammation programs

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Readout of MRT-8102 GFORCE-1 study in subjects with elevated CVD risk anticipated in H2 2026.
•
Initiate multiple Phase 2 studies of MRT-8102, including in elevated atherosclerotic risk patients in H2 2026, in gout flare patients in Q4 2026/Q1 2027, and in hidradenitis suppurativa patients in H1 2027.
•
Submit an IND application for a second-generation NEK7-directed MGD in H2 2026.
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Monte Rosa expects its collaborator, Novartis, to initiate multiple Phase 2 studies of the VAV1-directed MGD MRT-6160 (DDY391) in immune-mediated diseases in 2026.

Oncology programs

•
Update on the initial Phase 1/2 expansion arm exploring MRT-2359 in combination with enzalutamide in advanced CRPC by the end of the year.
•
Dose the first patient in the MODeFIRe-1 Phase 2 study of MRT-2359 in combination with apalutamide in mCRPC in Q3 2026.
•
Submit an IND application for a cyclin E1-directed MGD in 2027.

SECOND QUARTER 2026 FINANCIAL RESULTS

Collaboration Revenue: Collaboration revenue for the second quarter of 2026 was $9.0 million, compared to $23.2 million for the second quarter of 2025. Collaboration revenue represents amounts earned from Monte Rosa’s collaboration and license agreements with Roche and Novartis.

Research and Development (R&D) Expenses: R&D expenses for the second quarter of 2026 were $48.0 million, compared to $30.7 million for the second quarter of 2025. The increase was primarily driven by increased spending on the MRT-8102 program and on other development and discovery programs. R&D expenses included non-cash stock-based compensation of $3.3 million for the second quarter of 2026, compared to $2.9 million in the same period in 2025.

General and Administrative (G&A) Expenses: G&A expenses for the second quarter of 2026 were $10.1 million compared to $8.1 million for the second quarter of 2025. G&A expenses included non-cash stock-based compensation of $2.7 million for the second quarter of 2026, compared to $2.0 million in the same period in 2025.

Net Loss: Net loss for the second quarter of 2026 was $43.4 million, compared to $12.3 million for the second quarter of 2025.

Cash Position and Financial Guidance:

Cash, cash equivalents, restricted cash, and marketable securities as of June 30, 2026, were $626.0 million, compared to cash, cash equivalents, restricted cash, and marketable securities of $671.2 million as of March 31, 2026. The decrease of $45.2 million was primarily due to operational use of cash. Monte Rosa expects that its cash, cash equivalents, restricted cash, and marketable securities will support operations into 2029.

About Monte Rosa

Monte Rosa Therapeutics is a clinical-stage biotechnology company developing highly selective molecular glue degrader (MGD) medicines for patients living with serious diseases. MGDs are small molecule protein degraders that have the potential to treat many diseases that other modalities, including other degraders, cannot. Monte Rosa’s QuEEN™ (Quantitative and Engineered Elimination of Neosubstrates) discovery engine combines AI-guided chemistry, diverse chemical libraries, structural biology, and proteomics to rationally design MGDs with unprecedented selectivity. Monte Rosa has developed the industry’s leading pipeline of first-in-class and only-in-class MGDs, spanning autoimmune and inflammatory diseases, oncology, and beyond, with three programs in the clinic. Monte Rosa has ongoing collaborations with leading pharmaceutical companies in the areas of immunology, oncology, and neurology. For more information, visit www.monterosatx.com.

Forward-Looking Statements

This communication includes express and implied “forward-looking statements,” including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and in some cases, can be identified by terms such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained herein include, but are not limited to, statements about our ability to grow our product pipeline, our ability to successfully complete research and further development and commercialization of our drug candidates in current or future indications, including the timing and results of our clinical trials and our ability to conduct and complete clinical trials, statements regarding our progress and speed of development of only-in-class and first-in-class molecular glue degrader therapeutics, statements about our QuEEN™ discovery engine and the broad potential applications of the platform and our ability to create long-term value through focused pipeline execution and strategic collaborations, as well as to expand the targetable protein space for MGD drug discovery, statements about our potential to rationally design MGDs with unprecedented selectivity, statements about the advancement and timeline of our preclinical and clinical programs, pipeline and the various products therein, including (i) the ongoing development of our VAV1-directed degrader, referred to as MRT-6160 (DDY391), including the activation of a Phase 2 clinical study in Sjögren's disease by our collaborator Novartis, our expectations regarding the milestone payments upon Phase 2 study initiations, additional Phase 2 study activations to evaluate the potential of MRT-6160 (DDY391) across immune-mediated diseases, our eligibility to receive up to $2.1 billion in development, regulatory, and sales milestones, Novartis's responsibility for conducting and funding Phase 2 studies, our co-funding of any Phase 3 clinical development and sharing of 30% of any profits and losses associated with the manufacturing and commercialization of MRT-6160 in the U.S., and our eligibility for tiered royalties on ex-U.S. net sales, (ii) the ongoing development of our NEK7-directed MGD, referred to as MRT-8102, including the completion of enrollment and dosing for the GFORCE-1 Phase 1 study in individuals with elevated cardiovascular disease risk, anticipated readout of GFORCE-1 data in H2 2026 and our expectations to initiate multiple Phase 2 studies of MRT-8102, including the GFORCE-2 study in elevated atherosclerotic risk patients in H2 2026, the GEMINI-1 study in gout flare patients in Q4 2026/Q1 2027, and the GALAXY-1 study in hidradenitis suppurativa patients in H1 2027, (iii) the ongoing development of a second-generation NEK7-directed MGD with enhanced CNS penetration and expected IND submission in H2 2026, (iv) our ongoing clinical development of MRT-2359, including the activation of the MODeFIRe-1 Phase 2 study of MRT-2359 in combination with apalutamide in mCRPC, with potential to expand the study into additional patient subsets, and our clinical supply agreement with Johnson & Johnson to support such trial, and (v) progress of our CDK2 and cyclin E1-directed MGD programs, including the timing of an IND application submission in 2027 for a cyclin E1-directed MGD, as well as statements related to the expected potential clinical benefit of any of our candidates, advancement and application of our platform, our ability to capitalize on and potential benefits resulting from our research and translational insights, including announcements related to preclinical programs, as well as our ability to optimize collaborations with industry partners, statements about obligations under our collaboration agreements, expectations around the receipt of payments under such agreements and the future development and commercialization of various products, statements regarding regulatory filings, including the planned timing of such filings, and potential review by regulatory authorities, our use of capital, expenses and other financial results in the future, ability to fund operations and capital expenditures into 2029, as well as our expectations of success for our programs, strength of collaboration relationships and the strength of our financial position, among others. By their nature, these statements are subject to numerous risks and uncertainties, including those risks and uncertainties set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission on March 17, 2026, and any subsequent filings, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances described in the forward-looking statements will be achieved or occur. Recipients are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statements are made and should not be construed as statements of fact. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, any future presentations, or otherwise, except as required by applicable law. Certain information contained in these materials and any statements made orally during any presentation of these materials that relate to the materials or are based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party studies, publications, surveys and other data to be reliable as of the date of these materials, we have not independently verified, and make no representations as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, no independent source has evaluated the reasonableness or accuracy of our internal estimates or research and no reliance should be made on any information or statements made in these materials relating to or based on such internal estimates and research.

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
(unaudited)
	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$90,104	$129,883
Marketable securities	531,000	247,221
Collaboration receivable	―	7,000
Other receivables	4,920	4,600
Prepaid expenses and other current assets	5,382	4,481
Total current assets	631,406	393,185
Property and equipment, net	29,932	25,986
Operating lease right-of-use assets	24,056	24,386
Restricted cash	4,939	4,954
Other long-term assets	828	148
Total assets	$691,161	$448,659
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 7,152	$ 3,550
Accrued expenses and other current liabilities	25,773	26,694
Current deferred revenue	22,103	29,571
Current portion of operating lease liability	4,630	4,397
Total current liabilities	59,658	64,212
Deferred revenue, net of current	105,623	111,332
Defined benefit plan liability	5,242	5,265
Operating lease liability, net of current	33,357	34,794
Total liabilities	203,880	215,603
Stockholders’ equity
Common stock, $0.0001 par value; 500,000,000 shares authorized, 85,226,427 and 65,543,723 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	9	7
Additional paid-in capital	1,057,551	714,090
Accumulated other comprehensive loss	(5,165)	(3,827)
Accumulated deficit	(565,114)	(477,214)
Total stockholders’ equity	487,281	233,056
Total liabilities and stockholders’ equity	$691,161	$448,659

Condensed Consolidated Statements of (Loss) Income
(in thousands)
(unaudited)
	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Collaboration revenue	$8,968	$23,194	$13,178	$108,123
Operating expenses:
Research and development	47,964	30,653	92,033	62,843
General and administrative	10,134	8,095	20,309	16,798
Total operating expenses	58,098	38,748	112,342	79,641
(Loss) income from operations	(49,130)	(15,554)	(99,164)	28,482
Other income:
Interest income	5,916	3,068	11,507	6,507
Foreign currency exchange gain	25	1,390	17	1,563
Gain on disposal of property and equipment	—	—	—	59
Total other income	5,941	4,458	11,524	8,129
Net (loss) income before income taxes	$(43,189)	$(11,096)	$(87,640)	$36,611
Income tax provision	(208)	(1,199)	(260)	(2,021)
Net (loss) income	$(43,397)	$(12,295)	$(87,900)	$34,590

Investors
Andrew Funderburk

ir@monterosatx.com

Media
Cory Tromblee, Scient PR

media@monterosatx.com

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